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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

Net Loss..........................................................................   $ (4,737)
Deemed dividend on 5% delayed convertible preferred stock.........................    (51,975)
Dividend on 10.5% convertible preferred stock.....................................     (2,338)
                                                                                     --------
Coverage deficiency...............................................................   $(59,050)
                                                                                     --------
                                                                                     --------




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